PORTER KEADLE MOORE, LLP


                                 April 30, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


         Re: Amended Form 8-K filing by Sweetwater Financial Group, Inc. (the "Company")

Dear Sirs:

         We have received a copy of the Amended Form 8-K to be filed with the Securities and Exchange Commission disclosing the Company's change in accountants. This letter shall serve as confirmation that we agree with the statements made by the Company in the Amended Form 8-K.


                                                   Yours very truly,

                                                   PORTER KEADLE MOORE, LLP

                                                   /s/ Porter Keadle Moore, LLP